UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2012

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 200 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.03                                           Bankruptcy or Receivership.

On November 15, 2012, Helicos BioSciences Corporation (the “Company”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Code”) in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”). The Chapter 11 case is being administered under Case No. 12-19091 (the “Case”).  The Company continues to operate its business as debtor in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Code and the orders of the Bankruptcy Court.

Item 2.04                                           Triggering Events that Accelerate or Increase a Direct Financial Obligation or and Obligation under and Off-Balance Sheet Arrangement.

The filing of the Case created an event of default under the Subordinated Secured Note Purchase Agreement, dated November 16, 2010, by and among  the Company and each of the Purchasers identified therein (the “Purchase Agreement”).  The Company currently has $2,375,000 of convertible promissory notes (the “Notes”) outstanding under the Purchase Agreement.  The Company’s obligations under the Notes are secured by a security interest in all of the Company’s assets, including its intellectual property, that, with regard to all of the Company’s assets other than the Company’s ongoing litigation against Illumina, Inc. (the “Cause of Action”) is a first priority security interest and with regard to the Cause of Action, is junior to the first priority security interest of its outside legal counsel that is representing the Company in the Cause of Action.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Jeffrey R. Moore
Date: November 15, 2012	Name:	Jeffrey R. Moore
	Title:	Senior Vice President and Chief Financial Officer

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